UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 19, 2015, Liberty Global plc announced that its subsidiary Telenet Telenet Group Holding NV ("Telenet") has entered into a definitive agreement to acquire BASE Company NV ("BASE Company"), the third-largest mobile network operator in Belgium in an all cash transaction.

A copy of the press release is included herein as Exhibit 99.1. The press release is incorporated herein by reference and the foregoing description of such transaction is qualified in its entirety by reference to such press release.

As noted in the press release, Telenet will host a conference call for investors and analysts on April 20, 2015 at 7:30am CET. The dial-in details for this call are: Phone number: +1 646 254 3362 (US), +44(0)20 3427 1909 (UK) or +32(0)2 404 0660 (Belgium), Dial-in ID: 9329880. It is anticipated that the webcast will be archived on the Telenet website for at least 75 days. In addition, Telenet will make available on its website certain investor information related to the transaction.

This Current Report on Form 8-K and the information contained in the Press Release attached hereto as Exhibit 99.1 are being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 20, 2015

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